Exhibit 10.24

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of August 13, 2024 (the “Effective Date”), by and among SIM Management GP LLC (“Management GP”) and Sauvegarder Investment Management Inc. (“Sauvegarder”).

BACKGROUND

WHEREAS, Management GP owns all of the outstanding membership interests (the “SIM Licensing Interests”) in SIM Tech Licensing LLC (“SIM Licensing”); and

WHEREAS, Management GP desires to transfer to Sauvegarder all of the SIM Licensing Interests to Sauvegarder (the “Transfer”) in exchange for 200,000 shares of common stock, par value $0.001 per share, of Sauvegarder (the “Sauvegarder Common Stock”) and Sauvegarder desires to transfer the Sauvegarder Common Stock in exchange for the SIM Licensing Interests.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1.	Management GP and Sauvegarder hereby agree that immediately following the Effective Date:

(a)	Management GP shall deliver to Sauvegarder all of the SIM Licensing Interests, and Management GP and SIM Licensing shall take any and all such further actions as may be required for all of Management GP’s rights with respect to the SIM Licensing Interests to be transferred in full to Sauvegarder; and

(b)	Sauvegarder shall deliver to Management GP the Sauvegarder Common Stock, and Sauvegarder shall take any and all such further actions as may be required for Management GP to become the owner of 200,000 shares of common stock of Sauvegarder.

2.	Management GP hereby represents and warrants the following to Sauvegarder with regard to the SIM Licensing Interests to be exchanged with Sauvegarder pursuant to Section 1(a) hereof:

(a)	Management GP has the power and authority to execute, deliver and perform his obligations under this Agreement, including with respect to the SIM Licensing Interests, and this Agreement is a legal, valid and binding obligation, enforceable against Management GP.

(b)	Management GP owns, of record and beneficially, and has valid title to and sole voting power with respect to, all of the SIM Licensing Interests, free and clear of any and all liens or encumbrances.

(c)	The SIM Licensing Interests are all of the membership interests of SIM Licensing, owned by Management GP, free and clear of any liens or encumbrances.

3.	Sauvegarder hereby represents and warrants the following to Management GP with regard to the Sauvegarder Common Stock to be exchanged with the Company pursuant to Section 1(b) hereof:

(a)	Sauvegarder has the power and authority to execute, deliver and perform its obligations under this Agreement, including with respect to the Sauvegarder Common Stock, and this Agreement is a legal, valid and binding obligation, enforceable against Sauvegarder.

(b)	Sauvegarder owns, of record and beneficially, and has valid title to and sole voting power with respect to, all of the Sauvegarder Common Stock, free and clear of any liens or encumbrances.

(c)	There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Sauvegarder or obligating Sauvegarder to issue or sell any capital stock of, or any other interest in, Sauvegarder. Sauvegarder does not have outstanding or authorized any unit appreciation, phantom unit, profit participation or similar rights. There are no voting trusts, unitholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Sauvegarder Common Stock.

4.	Each party to this Agreement hereby represents, warrants and covenants as follows with respect to itself or himself, as applicable:

(a)	This Agreement constitutes legal, valid and binding obligations of such party and is enforceable against such party in accordance with its terms.

(b)	The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of such party except as expressly set forth herein.

(c)	Such party agrees to execute and deliver promptly any and all such further reasonable documents, instruments and certificates, and to undertake all such further acts, as may be necessary, desirable or appropriate to effectuate the terms of this Agreement.

5.	This Agreement shall terminate upon the earlier of (i) mutual written agreement by each of the parties hereto, or (ii) the date that all of the transactions contemplated hereby are consummated in full.

6.	This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written.

7.	No amendment to this Agreement shall be effective unless in writing and signed by each of the parties hereto.

8.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Texas.

9.	This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the Effective Date.

SIM Management GP LLC

By:	/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Co-Manager

Sauvegarder Investment Management Inc.

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Chief Financial Officer

[Signature Page to Exchange Agreement]